Exhibit 99.2

ITEM 6.    SELECTED FINANCIAL DATA

We derived the selected consolidated income statement data for the years ended December 31, 2006, 2005 and 2004 and the selected consolidated balance sheet data as of December 31, 2006 and 2005 from our Consolidated Financial Statements included elsewhere herein. We derived the selected consolidated income statement data for the years ended December 31, 2003 and 2002 and the selected consolidated balance sheet data as of December 31, 2004, 2003 and 2002 from consolidated financial statements not included herein.

On June 1, 2006, we acquired the variable annuity business of The Allstate Corporation through a reinsurance transaction. Results presented below include the results of this business from the date of acquisition.

The 2005 income tax provision includes a benefit of $720 million from reduction of tax liabilities in connection with the Internal Revenue Service examination of our tax returns for the years 1997 through 2001.

On April 1, 2004, we acquired the retirement business of CIGNA Corporation. Results presented below include the results of this business from the date of acquisition.

On July 1, 2003, we completed an agreement with Wachovia Corporation, or Wachovia, to combine each company’s respective retail securities brokerage and clearing operations forming a joint venture, Wachovia Securities. We have a 38% ownership interest in the joint venture, while Wachovia owns the remaining 62%. The transaction included our securities brokerage operations but did not include our equity sales, trading and research operations. As part of the transaction we retained certain assets and liabilities related to the contributed businesses, including liabilities for certain litigation and regulatory matters. We account for our 38% ownership of the joint venture under the equity method of accounting; periods prior to July 1, 2003, continue to reflect the results of our previously wholly owned securities brokerage operations on a fully consolidated basis.

On May 1, 2003, we acquired Skandia U.S. Inc., which included American Skandia, Inc. Results presented below include the results of American Skandia from the date of acquisition.

Our Gibraltar Life operations use a November 30 fiscal year end. Consolidated balance sheet data as of December 31, 2006, 2005, 2004, 2003 and 2002 includes Gibraltar Life assets and liabilities as of November 30. Consolidated income statement data for 2006, 2005, 2004, 2003 and 2002 includes Gibraltar Life results for the twelve months ended November 30, 2006, 2005, 2004, 2003 and 2002, respectively.

We have made several dispositions that materially affect the comparability of the data presented below. In the fourth quarter of 2003, we completed the sale of our property and casualty insurance companies that operated nationally in 48 states outside of New Jersey, and the District of Columbia, to Liberty Mutual Group, as well as our New Jersey property and casualty insurance companies to Palisades Group. Results for 2003 include a pre-tax loss of $491 million related to the disposition of these businesses. In the fourth quarter of 2000, we terminated the capital markets activities of Prudential Securities. This business had pre-tax income of $287 million in 2003, including the gain from a $332 million settlement of an arbitration award and a pre-tax loss of $36 million in 2002. In 2000, we sold Gibraltar Casualty Company, a commercial property and casualty insurer. We incurred losses of $81 million in 2003 and $79 million in 2002 under a stop-loss agreement we entered into at the time of sale.

This selected consolidated financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements included elsewhere herein.

	Year Ended December 31,
	2006	2005	2004	2003	2002
	(in millions, except per share and ratio information)
Income Statement Data:
Revenues:
Premiums	$13,908	$13,756	$12,521	$13,163	$12,914
Policy charges and fee income	2,653	2,520	2,342	1,978	1,815
Net investment income	11,351	10,595	9,454	8,651	8,779
Realized investment gains (losses), net	774	1,378	778	375	(1,290)
Asset management fees and other income	3,582	3,098	2,718	3,131	3,489

Total revenues	32,268	31,347	27,813	27,298	25,707

Benefits and expenses:
Policyholders’ benefits	14,283	13,883	12,863	13,301	13,250
Interest credited to policyholders’ account balances	2,917	2,699	2,359	1,857	1,869
Dividends to policyholders	2,622	2,850	2,481	2,599	2,641
General and administrative expenses	8,052	7,641	6,844	7,173	7,924
Loss on disposition of property and casualty insurance operations	—	—	—	491	—

Total benefits and expenses	27,874	27,073	24,547	25,421	25,684

Income from continuing operations before income taxes, equity in earnings of operating joint ventures, extraordinary gain on acquisition and cumulative effect of accounting change	4,394	4,274	3,266	1,877	23
Income tax expense (benefit)	1,245	803	931	621	(210)

Income from continuing operations before equity in earnings of operating joint ventures, extraordinary gain on acquisition and cumulative effect of accounting change	3,149	3,471	2,335	1,256	233
Equity in earnings of operating joint ventures, net of taxes	208	142	55	45	5

Income from continuing operations before extraordinary gain on acquisition and cumulative effect of accounting change(3)	3,357	3,613	2,390	1,301	238
Income (loss) from discontinued operations, net of taxes	71	(73)	(76)	(37)	(44)
Extraordinary gain on acquisition, net of taxes	—	—	21	—	—
Cumulative effect of accounting change, net of taxes	—	—	(79)	—	—

Net income	$3,428	$3,540	$2,256	$1,264	$194

Basic income from continuing operations before extraordinary gain on acquisition and cumulative effect of accounting change per share—Common Stock	$6.49	$6.59	$3.63	$2.06	$1.33

Diluted income from continuing operations before extraordinary gain on acquisition and cumulative effect of accounting change per share—Common Stock	$6.36	$6.48	$3.56	$2.05	$1.33

Basic net income per share—Common Stock	$6.63	$6.45	$3.38	$1.99	$1.25

Diluted net income per share—Common Stock	$6.50	$6.34	$3.31	$1.98	$1.25

Basic and diluted net income (loss) per share—Class B Stock	$108.00	$119.50	$249.00	$89.50	$(264.00)

Dividends declared per share—Common Stock	$0.95	$0.78	$0.625	$0.50	$0.40

Dividends declared per share—Class B Stock	$9.625	$9.625	$9.625	$9.625	$9.625

Ratio of earnings to fixed charges(1)	2.12	2.18	2.10	1.78	1.02

	As of December 31,
	2006	2005	2004	2003	2002
	(in millions)
Balance Sheet Data:
Total investments excluding policy loans	$226,530	$213,031	$209,383	$174,042	$174,895
Separate account assets	177,463	153,159	115,568	106,680	70,555
Total assets	454,266	413,374	400,828	321,274	292,579
Future policy benefits and policyholders’ account balances	187,603	177,531	179,337	146,223	140,168
Separate account liabilities	177,463	153,159	115,568	106,680	70,555
Short-term debt	12,536	11,114	4,044	4,739	3,469
Long-term debt	11,423	8,270	7,627	5,610	4,757
Total liabilities	431,374	390,611	378,484	299,982	270,559
Guaranteed beneficial interest in Trust holding solely debentures of Parent(2)	—	—	—	—	690
Stockholders’ equity(4)	$22,892	$22,763	$22,344	$21,292	$21,330

(1)	For purposes of this computation, earnings are defined as income from continuing operations before income taxes, extraordinary gain on acquisition and cumulative effect of accounting change excluding undistributed income from equity method investments, fixed charges and interest capitalized. Fixed charges are the sum of gross interest expense, interest credited to policyholders’ account balances and an estimated interest component of rent expense.
(2)	Effective December 31, 2003, the Company adopted the revised guidance under FIN No. 46. As a result, the Trust was deconsolidated and the Prudential Financial debentures are reported as “Long-term debt.”
(3)	The SEC and other regulators are investigating the Company’s reinsurance arrangements and the SEC’s investigation is focused on certain reinsurance contracts entered into with a single counterparty in the years 1997 through 2002 relating to the Company’s property and casualty insurance operations that were sold in 2003. The Company accounted for these property and casualty contracts as reinsurance. However, if as a result of these investigations deposit accounting rather than reinsurance accounting were required to be applied to these property and casualty contracts, there would be no impact on the consolidated financial statements of the Company for any annual period for which selected consolidated income statement data is presented above (or for any interim period subsequent to December 31, 2002) except that consolidated income (loss) from continuing operations before extraordinary gain on acquisition and cumulative effect of accounting change would be decreased by approximately $25 million in 2002. See “Legal Proceedings.”
(4)	The Company adopted Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” effective December 31, 2006, which resulted in a reduction of stockholders’ equity of $556 million upon adoption.

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